Finisar Corporation Reports Results for Second Quarter Ended October 31, 2005

Revenue Continues to Set Records While Bottom Line Improves

SUNNYVALE, CA -- 12/01/2005 -- Finisar Corporation (NASDAQ: FNSR), a technology leader in gigabit fiber optic solutions for high-speed data networks, today reported its financial results for its second fiscal quarter ended October 31, 2005.

FINANCIAL HIGHLIGHTS - SECOND FISCAL QUARTER ENDED OCTOBER 31, 2005

GAAP

--  Revenues  of  $86.6 million were up 22% from the prior  year,  6%
    sequentially and exceeded upper end of guidance for the quarter of $80-$85 million.

--  Net loss of $.05 per share compares to a net loss of $.07 per share in the first quarter and a net loss of $.09 per share in the second quarter of the prior year.

--  Gross margins of 23.8% were up from 18.7% in the first quarter and
    16.6% in the second quarter of the prior year.

--  Cash and short-term investments of $95.7 million at October 31, 2005 are down slightly from $101.8 million at the end of last quarter but do not include  $11  million from a gain on the sale of a minority  investment received subsequent to the end of the quarter.

Non-GAAP Financial Measures

--  Net income of $850,000, or $.00 per share, compares to a net loss of
    $.03 per share in the first quarter and a net loss of $.04 per share in the second quarter of the prior year.

--  Gross margins of 32.7% are up from 27.6% in the first quarter and
    30.7% in the second quarter of the prior year.

OPERATING RESULTS

Total revenues in the second quarter of fiscal 2006 were $86.6 million, up 6% on a sequential basis from $81.7 million in the first quarter and 22% from $71.0 million in the second quarter of the prior year. For the fifth consecutive quarter, the Company's revenues set a new record. Total revenues from the sale of optical subsystems were $77.4 million in the second quarter, up 7% on a sequential basis from $72.4 million in the first quarter and 29% from $59.9 million in the second quarter of the prior year. Sales of network test and monitoring systems were $9.2 million in the second quarter, down slightly from $9.4 million in the first quarter and 17% from $11.1 million in the second quarter of the prior year.

The Company reported a net loss of $15.8 million, or $0.05 per share, for the second quarter of fiscal 2006, compared to a net loss of $19.1 million, or $0.07 per share, in the first quarter and a net loss of $21.2 million, or $0.09 per share, in the second quarter of fiscal 2005. The Company's gross profit for the second quarter was $20.7 million, or 23.8% of total revenues, compared to 18.7% in the first quarter and 16.6% in the second quarter of 2005.

The Company's operating results include a number of non-cash and cash charges, principally related to acquisitions, restructuring activities and financing transactions. For the second quarter of fiscal 2006, these items totaled $16.7 million and included, among other items, $7.9 million in charges associated with accelerated depreciation, amortization, loss on disposal of assets and obligations arising from the Company's recent restructuring activities, amortization and impairment of acquired developed technology of $6.7 million associated with a number of previous acquisitions and $1.1 million related to the amortization of discount on convertible notes issued in 2001 and 2003. Also included in the current quarter is a non-cash tax provision of $.7 million resulting from timing differences associated with the amortization of goodwill for tax reporting purposes which is not amortized for financial reporting purposes. The Company does not believe that it will incur further charges associated with restructuring activities in the third fiscal quarter.

The Company excludes these and certain other items for the purpose of tracking its performance on a non-GAAP basis. Non-GAAP gross profit and non-GAAP net income (loss), as reported by the Company, give an indication of the Company's baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. The Company's non-GAAP net income for the second quarter of fiscal 2006 was $850,000, or $.00 per share, compared to a netloss of $8.5 million, or $.03 per share, in the first quarter and a net loss of $9.2 million, or $.04 per share, in the second quarter of the prior year. On a non-GAAP basis, gross profit was $28.3 million, or 32.7% of total revenues, compared to 27.6% in the first quarter and 30.7% in the second quarter of the prior year.

"We continue to execute at the top line in our optics business and are making significant progress at the bottom line," said Jerry Rawls, Finisar's President and CEO. "Our gross margin improvement this quarter was driven by a number of factors including operating leverage from increased revenue, reduction in product costs and a more favorable product mix. Combined with recent restructuring actions, we reached profitability on a non-GAAP basis one quarter earlier than we had originally targeted. And despite the flat revenues associated with our Network Tools business this quarter, restructuring actions resulted in that business reaching breakeven on lower revenue levels. Our cash balance of $95.7 million at the end of the quarter to remains healthy and does not include the $11 million we received after the end of the quarter from a gain on the sale of a minority investment."

CONFERENCE CALL

Finisar plans to review its first quarter results and discuss its current business outlook during a conference call for investors at 5:00 p.m. EST (2:00 p.m. PST) today, December 1, 2005. The call will be broadcast live over the Internet on the Investor Relations section of Finisar's web site, located at www.Finisar.com. To listen to the Webcast, interested investors are encouraged to log onto the broadcast at least 15 minutes prior to the call. Participating in the call will be Jerry Rawls, Finisar's President and CEO, and Steve Workman, Finisar's CFO.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACTS OF 1995

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Finisar's expectations, beliefs, intentions, or strategies regarding the future. All forward-looking statements included in this press release are based upon information available to Finisar as of the date hereof, and Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. These risks include those associated with the rapidly evolving markets for Finisar's products and uncertainty regarding the development of these markets; Finisar's historical dependence on sales to a limited number of customers and fluctuations in the mix of customers in any period; ongoing new product development and introduction of new and enhanced products; the challenges of rapid growth followed by periods of contraction; intensive competition; and potential problems related to the assimilation and integration of the operations, technologies and products of several recently acquired companies and product lines, including the assets related to the transceiver product lines of the Fiber Optics Business Unit of Infineon A.G. acquired in January 2005, and the acquisitions of I-TECH Corporation in April 2005 and InterSAN Corporation in May 2005. Further information regarding these and other risks relating to Finisar's business is set forth in Finisar's Annual Report on Form 10-K and other interim reports as filed with the Securities and Exchange Commission.

ABOUT FINISAR

Finisar Corporation (NASDAQ: FNSR) is a technology leader for fiber optic components and subsystems and network test and monitoring systems. These products enable high-speed data communications for networking and storage applications over Gigabit Ethernet Local Area Networks (LANs), Fibre Channel Storage Area Networks (SANs), and Metropolitan Area Networks (MANs) using Fibre Channel, IP, SAS, SATA and SONET/SDH protocols. The Company's headquarters is in Sunnyvale, California, USA. www.finisar.com.

FINANCIAL STATEMENTS

The following financial tables are presented in accordance with GAAP.

                Finisar Corporation
             Consolidated Balance Sheet

                                      October 31,   April 30,
                                         2005         2005
                                       ---------    ---------
                                           (In thousands)
                                      (Unaudited)
                 ASSETS
Current assets:
  Cash and cash equivalents            $  33,165    $  29,431
  Short-term investments                  62,493       72,931
  Restricted investments, short-term       3,710        3,717
  Accounts receivable, net                44,911       42,443
  Accounts receivable, other               2,914       11,371
  Inventories                             40,890       33,933
  Prepaid expenses                         3,287        3,470
                                       ---------    ---------
    Total current assets                 191,370      197,296
Property, plant and improvements, net     79,028       87,264
Restricted investments, long-term          3,612        5,393
Purchased technology, net                 21,554       33,046
Other purchased intangible
 assets, net                               5,016        4,424
Goodwill, net                            132,275      119,690
Minority investments                      16,172       21,366
Other assets                              16,678       18,109
                                       ---------    ---------
    Total assets                       $ 465,705    $ 486,588
                                       =========    =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                     $  32,927    $  30,430
  Accrued compensation                     5,668        4,500
  Other accrued liabilities               15,429       14,073
  Deferred revenue                         4,974        3,519
  Current portion of other
   long-term liabilities                     628        2,242
  Convertible notes                        1,000       15,811
  Non-cancelable purchase
   obligations                             1,390        6,449
                                       ---------    ---------
    Total current liabilities             62,016       77,024
Long-term liabilities:
  Convertible notes                      236,043      250,019
  Other long-term liabilities             13,930       13,623
  Deferred income taxes                    2,868        1,632
                                       ---------    ---------
    Total long-term                      252,841      265,274
Stockholders' equity:
  Common stock                               296          259
  Additional paid-in capital           1,356,586    1,314,960
  Accumulated other comprehensive
   income                                    184          381
  Accumulated deficit                 (1,206,218)  (1,171,310)
                                       ---------    ---------
    Total stockholders' equity           150,848      144,290
                                       ---------    ---------
Total liabilities and
 stockholders' equity                  $ 465,705    $ 486,588
                                       =========    =========

                          Finisar Corporation
                  Consolidated Statement of Operations

                         Three Months Ended           Six Months Ended

                             October 31,                 October 31,
                         2005          2004          2005          2004
                      ----------    ----------    ----------    ----------
                      (Unaudited, in thousands,   (Unaudited, in thousands,
                        except per share data)      except per share data)

Revenues
    Optical subsystems
     and components   $   77,449    $   59,912    $  149,819    $  113,662
    Network test and
     monitoring
     systems               9,173        11,093        18,535        19,220
                      ----------    ----------    ----------    ----------
        Total revenues    86,622        71,005       168,354       132,882
Cost of revenues          59,698        49,499       120,489        95,203
Impairment of
 acquired developed
 technology                  853         3,656           853         3,656
Amortization of
 acquired developed
 technology                5,421         6,086        11,075        11,652
                      ----------    ----------    ----------    ----------
Gross profit              20,650        11,764        35,937        22,371
Gross margin                23.8%         16.6%         21.3%         16.8%
Operating expenses:
    Research and
     development          14,141        17,043        27,162        33,118
    Sales and
     marketing             7,501         7,570        15,872        14,721
    General and
     administrative        6,768         4,995        14,777         9,677
    Amortization of
     deferred stock
     compensation              -            24             -           121
    Amortization of
     purchased
     intangibles             453           170           929           313
    Restructuring costs    3,064             -         3,064             -
    Acquired
     in-process
     research and
     development               -           318             -           318
                      ----------    ----------    ----------    ----------
        Total
         operating
         expenses         31,927        30,120        61,804        58,268
Loss from operations     (11,277)      (18,356)      (25,867)      (35,897)
Interest income              765           560         1,548         1,152
Interest expense          (3,830)       (3,552)       (7,917)       (6,915)
Other income
 (expense), net             (821)          192        (1,421)       (1,596)
                      ----------    ----------    ----------    ----------
Loss befor income
 taxes                   (15,163)      (21,156)      (33,657)      (43,256)
Provision for income
 taxes                       657            37         1,251            56
                      ----------    ----------    ----------    ----------
Net loss              $  (15,820)   $  (21,193)   $  (34,908)   $  (43,312)
                      ==========    ==========    ==========    ==========

Net loss per share
 - basic and diluted  $    (0.05)   $    (0.09)   $    (0.12)   $    (0.19)
                      ==========    ==========    ==========    ==========

Shares used in
 computing net loss
 per share - basic
 and diluted             289,968       223,380       281,051       223,155

NON-GAAP FINANCIAL MEASURES

The Company provides supplemental information regarding the Company's operational performance on a non-GAAP basis which excludes various non-cash and cash charges, principally related to acquisitions, restructuring activities and financing transactions. Non-GAAP gross profit and non-GAAP net income (loss), as reported by the Company, give an indication of the Company's baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. While non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States, the Company's management uses this information for the purpose of evaluating the Company's historical and prospective financial performance in the ordinary course of business. The Company believes that providing this information to its investors, in addition to the GAAP presentation, allows investors to better evaluate the Company's progress over time and its financial results in comparison to other companies with whom it competes.

A reconciliation of each of these non-GAAP financial measures to GAAP information is set forth below (in thousands, except per share amounts):

                          Finisar Corporation
     Reconciliation of Results of Operations under GAAP and non-GAAP

                                Three Months Ended     Six Months Ended
                                    October 31,           October 31,
                                -------------------   -------------------
                                  2005       2004       2005       2004
                                --------   --------   --------   --------
                                  (Unaudited, in        (Unaudited, in
                                 thousands, except     thousands, except
                                   per share data)       per share data)
Reconciliation of GAAP Gross
 Profit to non-GAAP Gross
 Profit:
Gross profit per GAAP             20,650     11,764     35,937     22,371
Gross margin, GAAP                  23.8%      16.6%      21.3%      16.8%
Adjustments:
Cost of revenues
    Change in excess and
     obsolete inventory
     reserve                      (1,127)      (128)    (1,600)      (128)
    Purchase accounting
     adjustment for sale of
     acquired inventory                -        445        231        445
    Reduction in force and
     employee retention costs
     related to acquisitions          32          -      1,342          -
    Duplicate facility costs
     during facility move            748          -      1,314          -
    Abandonment of fixed
     assets                        1,666          -      1,666          -
    Asset retirement
     obligations                      88          -         88          -
    Impairment of acquired
     developed technology            853      3,656        853      3,656
    Amortization of acquired
     technology                    5,421      6,086     11,075     11,652
                                --------   --------   --------   --------
        Total cost of revenue
         adjustments               7,681     10,059     14,969     15,625
Gross profit, non-GAAP            28,331     21,823     50,906     37,996
Gross margin, non-GAAP              32.7%      30.7%      30.2%      28.6%

Reconciliation of GAAP net
 loss to non-GAAP net loss:
Net loss per GAAP                (15,820)   (21,193)   (34,908)   (43,312)
Total cost of revenue
 adjustments                       7,681     10,059     14,969     15,625
Research and development
    Reduction in force costs          86          -        338       (319)
    Asset retirement
     obligations                     361          -        361          -
    Abandonment of fixed
     assets                        1,588          -      1,588          -
    Loss on sale of assets             -        909          -        909
Sales and marketing
    Reduction in force costs          15          -        224          -
    Asset retirement
     obligations                      26          -         26          -
    Abandonment of fixed
     assets                          153          -        153          -
General and administrative
    Reduction in force costs           -          -        117        (95)
    Abandonment of fixed
     assets                          130          -        130          -
    Patent amortization              500          -        500          -
Amortization of deferred
 compensation                          -         24          -        121
Amortization of purchased
 intangibles                         453        170        929        313
Acquired in-process R&D for
 Data Transit acquisition              -        318          -        318
Amortization of discount on
 convertible debt                  1,148      1,069      2,229      2,129
Restructuring costs                3,064          -      3,064          -
Other expense, net
    Loss (gain) on sale of
     assets                          299       (938)       327         81
    Loss on minority
     investments                     516        432      1,038        793
Provision for income tax
    Timing difference related
     to asset purchases              650          -      1,234          -
                                --------   --------   --------   --------
Total adjustments                 16,670     12,043     27,227     19,875
                                --------   --------   --------   --------
Net income (loss), non-GAAP     $    850   $ (9,150)  $ (7,681)  $(23,437)
                                ========   ========   ========   ========

Net income (loss), non-GAAP
 per share                          0.00      (0.04)     (0.03)     (0.11)

Shares used in computing
 proforma net income (loss)
 per share                       289,968    223,380    281,051    223,155

Contact:

Steve Workman
VP Finance, Chief Financial Officer
408-548-1000

Investor Relations
408-542-5050
investor.relations@Finisar.com